Exhibit 5.1

[Cahill Gordon & Reindel LLP Letterhead]

212-701-3000

TriMas Corporation

39400 Woodward Avenue

Suite 130

Bloomfield Hills, Michigan 48304

September 10, 2013

Re:	TriMas Corporation
Registration Statement on
Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TriMas Corporation, a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “462(b) Registration Statement”). The 462(b) Registration Statement relates to the registration of $16,195,000 aggregate maximum amount of the Company’s common stock, par value $0.01 per share (the “Offered Common Stock”). The 462(b) Registration Statement incorporates by reference the Company’s Registration Statement on Form S–3 (File No. 333–172525), which was declared effective by the Commission on April 15, 2011 (the “Registration Statement”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

In connection with the opinion expressed below, we have assumed that at or prior to the time of delivery of any Offered Common Stock:

(i) the Registration Statement and the 462(b) Registration Statement have become effective under the Act;

(ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;

(iii) an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto;

(iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and

(v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation, By-laws or other organizational documents of the Company so as not to violate any applicable law, the Certificate of Incorporation, By-laws or other organizational documents of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Subject to the qualifications and limitations set forth in this opinion, we are of the opinion that the Offered Common Stock, when issued and sold in the manner contemplated by the 462(b) Registration Statement, the Registration Statement and in accordance with the applicable underwriting or purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP